Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant To Section 906 of
The Sarbanes-Oxley Act of 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Rimrock Gold Corp. for the quarter ended February 28, 2013, I, Jordan Starkman, Principal Executive Officer and Principal Financial Officer of Rimrock Gold Corp., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q for the quarter ended February 28, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the quarter ended February 28, 2013, fairly represents in all material respects, the financial condition and results of operations of Rimrock Gold Corp.

Dated: April 22, 2013	/s/ Jordan Starkman
President and Secretary
(Principal Executive Officer and Principal Financial Officer)